BISYS FUND SERVICES
                                 CODE OF ETHICS


I.  INTRODUCTION

           This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all directors, officers and associates (hereinafter referred to as "Covered Persons") of the BISYS Fund Services companies listed on Exhibit A hereto (hereinafter collectively referred to as "BISYS").

           Rule 17j-1(b) under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for BISYS companies operating as a principal underwriter of a registered investment company (hereinafter referred to individually as a "Fund" or collectively as the "Funds"), or any affiliated person of such principal underwriter, in connection with the purchase or sale by such person of a security "held or to be acquired"(1) by any Fund:

          (1)  to employ any device, scheme or artifice to defraud the Fund;

          (2) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

          (4)  to engage in any manipulative practice with respect to the Fund.

           Any violation of this provision by a Covered Person shall be deemed to be a violation of this Code.

II.  RISKS OF NON-COMPLIANCE

           Any violation of this Code may result in the imposition by BISYS of sanctions against the Covered Person, or may be grounds for the immediate termination of the Covered Person's position with BISYS. In addition, in some cases (e.g., the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the Covered Person to fines, imprisonment and/or monetary damages.

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(1) A security  "held or to be acquired" is defined under Rule  17j-l(a)(10)  as any Covered Security which, within the most recent fifteen (15) days: (A) is or has been held by a Fund, or (B) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund. "Covered Securities", as defined under Rule 17j-1(a)(4), do not include: (i) securities issued by the United States Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of open-end investment companies; (iv) transactions which you had no direct or indirect influence or control; (v) transactions that are not initiated, or directed, by you; and (vi) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.

III.  ETHICAL STANDARDS

           The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of BISYS or its Fund clients. To this end, Covered Persons should understand and adhere to the following ethical standards:

          (a) The duty at all times to place the interests of Fund shareholders first;

                     This duty requires that all Covered Persons avoid serving their own personal interests ahead of the interests of the shareholders of any Fund for which BISYS serves as the administrator, distributor, transfer agent or fund accountant.

          (b) The duty to ensure that all personal securities transactions be conducted in a manner that is consistent with this Code to avoid any actual or potential conflict of interest or any abuse of such Covered Person's position of trust and responsibility; and

                     Covered Persons should study this Code and ensure that they understand its requirements. Covered Persons should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

          (c) The duty to ensure that Covered Persons do not take inappropriate advantage of their position with BISYS.

                     Covered Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with BISYS. Covered Persons should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with BISYS or the Funds).

                     A "personal securities transaction" is considered to be a transaction in a Covered Security of which the Covered Person is deemed to have "beneficial ownership."(2) This includes, but is not limited to, transactions in accounts of the Covered Person's spouse, minor children, or other relations residing in the Covered Person's household, or accounts in which the Covered Person has discretionary investment control.


-------------

(2) "Beneficial ownership" of a security is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, which provides that a Covered Person should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or revest title in himself/herself now or in the future.

IV.  RESTRICTIONS AND PROCEDURES

           This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all Covered Persons in addition to the aforementioned Rule 17j-1(b) provisions. Part B imposes additional restrictions and reporting requirements for those Covered Persons who are listed on Exhibit B hereto (hereinafter referred to as "Access Persons"(3).

           A.  Restrictions and Procedures for all Covered Persons:

           1.        Prohibition Against Use of Material Inside Information

                     Covered Persons may have access to information about Funds that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, Fund portfolios, information concerning certain underwritings of broker/dealers affiliated with a Fund that may be deemed to be "material inside information", and information which involves a merger or acquisition that has not been disclosed to the public.

                     "Material inside information" is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company's securities.

                     Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

           2.        Initial and Annual Certifications

                     Within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually following the end of the calendar year, all Covered Persons shall be required to sign and submit to the Code Compliance Officer a written certification, in the form of Exhibit C hereto, affirming that he/she has read and understands this Code to which he/she is subject. In addition, the Covered Person must certify annually that he/she has complied with the

-------------

(3) An "Access Person" is defined under Rule 17j-1(a)(1)(ii) to include any director, officer or general partner of a principal underwriter for a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of securities for such Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to such Fund regarding the purchase or sale of securities. This Code has included BISYS associates that are not directors, officers or general partners of any BISYS Fund Services company but would otherwise be deemed Access Persons for purposes of this Code.

                    requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code. The Code Compliance Officer will circulate the Annual Certifications and Holdings Reports for completion following the end of each calendar year.

           B.  Restrictions and Reporting Requirements for all Access Persons:

                     Each Access Person must refrain from engaging in a personal securities transaction when the Access Person knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the personal securities transaction a Fund has a pending buy or sell order in the same Covered Security.

               1.   Initial and Annual Holdings Reports

                     All Access Persons must file a completed Initial and Annual Holdings Report, in the form of Exhibit D hereto, with the Code Compliance Officer within ten (10) days of commencement of their employment or otherwise becoming subject to this Code and thereafter on an annual basis following the end of the calendar year in accordance with Procedures established by the Code Compliance Officer.

               2.   Transaction/New Account Reports

                     All Access Persons must file a completed Transaction/New Account Report, in the form of Exhibit E hereto, with the Code Compliance Officer within ten (10) days after (i) opening an account with a broker, dealer or bank in which Covered Securities are held; or (ii) entering into any personal securities transaction in which an Access Person has any direct or indirect beneficial ownership. Personal securities transactions are those involving any Covered Security1 in which the person has, or by reason of such personal securities transaction acquires, any direct or indirect, "beneficial ownership."2

               3.   Confirmations and Statements

                     In order to provide BISYS with information to determine whether the provisions of this Code are being observed, each Access Person shall direct his/her broker, dealer or bank to supply to the Code Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of monthly statements for all Covered Securities accounts. The confirmations should match the Transaction/New Account Reports. These confirmations and statements should be mailed, on a confidential basis, to the Code Compliance Officer at the following address:

                          ATTN: Code Compliance Officer
                          Regulatory Services
                          BISYS Fund Services
                          3435 Stelzer Road, Suite 1000
                          Columbus, Ohio 43219-8001

               C.   Review of Reports and Assessment of Code Adequacy:

                     The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual
                     Holdings Reports and Transaction/New Account Reports (the "Reports") with the records of BISYS. Following receipt of the Reports, the Code Compliance Officer shall consider in accordance with Procedures designed to prevent Access Persons from violating this Code:

                    (a) whether any personal securities transaction evidences an apparent violation of this Code; and

                    (b)  whether  any  apparent   violation  of  the   reporting
                         requirement has occurred pursuant to Section B above.

                     Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Code Compliance Officer shall report such violations to the General Counsel of BISYS Fund Services who shall determine what sanctions, if any, should be recommended to be taken by BISYS. The Code Compliance Officer shall prepare quarterly reports to be presented to the Fund Boards of Directors/Trustees with respect to any material trading violations under this Code.

                     This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Covered and Access Persons required to make Reports, shall be preserved for the period(s) required by Rule 17j-1. BISYS shall review the adequacy of the Code and the operation of its related Procedures at least once a year.

V.  REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES

           BISYS   shall   submit  the   following   reports  to  the  Board  of
Directors/Trustees for each Fund for which it serves as principal underwriter:

           A.        BISYS Fund Services Code of Ethics

                     A copy of this Code shall be submitted to the Board of each Fund no later than September 1, 2000 or for new Fund clients, prior to BISYS commencing operations as principal underwriter, for review and approval. Thereafter, all material changes to this Code shall be submitted to each Board for review and approval not later than six (6) months following the date of implementation of such material changes.

           B.        Annual Certification of Adequacy

                     The Code Compliance Officer shall annually prepare a written report to be presented to the Board of each Fund detailing the following:

                     1. Any issues arising under this Code or its related Procedures since the preceding report, including information about material violations of this Code or its related Procedures and sanctions imposed in response to such material violations; and

                     2. A Certification to Fund Boards, in the form of Exhibit F hereto, that BISYS has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating this Code.

                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT A


The following companies are subject to the BISYS Fund Services Code of Ethics (1):

Barr Rosenberg Funds Distributor, Inc.
BISYS Fund Services, Inc.
BISYS Fund Services Limited Partnership
BISYS Fund Services Ohio, Inc.
BNY Hamilton Distributors, Inc.
CFD Fund Distributors, Inc.
Centura Funds Distributor, Inc.
Concord Financial Group, Inc.
Kent Funds Distributors, Inc.
Evergreen Distributor, Inc.
IBJ Funds Distributor, Inc.
Mentor Distributors, LLC
The One Group Services Company
Performance Funds Distributor, Inc.
VISTA Fund Distributors, Inc.



-------------------------

(1) The companies listed on this Exhibit A may be amended from time to time, as required.

As of January 11, 2000

                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT B


The following Covered Persons are considered Access Persons under the BISYS Fund Services Code of Ethics(1):


Client Services - all associates
CFD Fund Distributors, Inc. - all directors, officers and employees Directors/Officers of each BISYS entity listed on Exhibit A that met the statutory definition of Access Person under Rule 17j-1
Financial  Services  (Fund  Accounting  and  Financial   Administration)  -  all
associates
Fund Administration - all associates
Information Systems - all associates
Legal Services - all paralegals and attorneys
The One Group Services Company - all directors, officers and employees
Tax Services - all associates
VISTA Fund Distributors, Inc.- all officers, directors and employees
All wholesalers and telewholesalers employed by the BISYS companies listed on Exhibit A




-------------------------

(1) The Access Persons listed on this Exhibit B may be amended from time to time, as required.

As of January 11, 2000

                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT C

                        INITIAL AND ANNUAL CERTIFICATIONS

           I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Fund Services Code of Ethics. I further certify that, during the time of my affiliation with BISYS, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

           If I am deemed to be an Access Person under this Code, I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and Annual Holdings Report. I further certify that I will direct or have directed each broker, dealer or bank with whom I have an account or accounts to send to the BISYS Code Compliance Officer duplicate copies of all confirmations and statements relating to my account(s).


--------------------------------
Print or Type Name


---------------------------------
Signature


---------------------------------
Date

                              BISYS FUND SERVICES
                                 CODE OF ETHICS
                                   EXHIBIT D

                       INITIAL AND ANNUAL HOLDINGS REPORT


Name and Address of              Account Number(s)     If New Account,
Broker, Dealer or Bank(s)                              Date Established

------------------------------   ------------------   ------------------

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Attached are the Covered  Securities  beneficially owned by me as of the date of this Initial and Annual Holdings Report.


--------------------------------
Print or Type Name

---------------------------------
Signature

---------------------------------
Date

Security                       Number of            Principal Amount
Description                    Covered
(Symbol/CUSIP)                 Securities/
                               Shares Held

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                                       D-2

  BISYS FUND SERVICES CODE OF ETHICS -TRANSACTION/NEW ACCOUNT REPORT EXHIBIT E

           I hereby certify that the Covered Securities described below (or attached hereto in the annual statement from my broker, dealer or bank) were purchased or sold on the date(s) indicated. Such Covered Securities were purchased or sold in reliance upon public information lawfully obtained by me through independent research. I have also listed below the account number(s) for any new account(s) opened in which Covered Securities are held. My decision to enter into any personal securities transaction(s) was not based upon information obtained as a result of my affiliation with BISYS.

             COVERED SECURITIES PURCHASED/ACQUIRED OR SOLD/DISPOSED

Security        Trade  Number of  Per Share  Principal  Interest    Maturity    Name of Broker, Dealer  Bought (B)
Description     Date   Shares     Price      Amount     Rate        Rate        or Bank (and            or Sold (S)
(Symbol/CUSIP)                                          (If         (If         Account Number
                                                        Applicable) Applicable) and Date Established,
                                                                                if New)

--------------  ----- ---------   ---------  ---------  ----------- ----------- ----------------------  ------------

--------------  ----- ---------   ---------  ---------  ----------- ----------- ----------------------  ------------

--------------  ----- ---------   ---------  ---------  ----------- ----------- ----------------------  ------------

--------------  ----- ---------   ---------  ---------  ----------- ----------- ----------------------  ------------

--------------  ----- ---------   ---------  ---------  ----------- ----------- ----------------------  ------------

--------------  ----- ---------   ---------  ---------  ----------- ----------- ----------------------  ------------

--------------  ----- ---------   ---------  ---------  ----------- ----------- ----------------------  ------------

--------------  ----- ---------   ---------  ---------  ----------- ----------- ----------------------  ------------


           This Transaction/New Account Report is not an admission that you have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

--------------------------------
Print or Type Name

--------------------------------             -----------------------------------
Signature                                    Date
                                       E-1

                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT F

                          CERTIFICATION TO FUND BOARDS



BISYS Fund Services ("BISYS") requires that all directors, officers and associates of BISYS ("Covered Persons") certify that they have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Code of Ethics (the "Code"). If such Covered Persons are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports, as well as Transaction/New Account Reports, to the Code Compliance Officer, listing all personal securities transactions in Covered
Securities for all such accounts in which the Access Person has any direct or indirect beneficial interest within ten (10) days of entering into any such transactions. Access Persons must direct their broker, dealer or bank(s) to send duplicate trade confirmations and statements of all such personal securities transactions directly to the Code Compliance Officer who compares them to the required Transaction/New Account Reports. Additionally, the Code Compliance Officer undertakes a quarterly review of all Access Person's personal securities transactions against the Fund's Investment Adviser for all such Funds that BISYS serves as principal underwriter.

The undersigned hereby certifies that BISYS has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating BISYS' Code and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.



--------------------------------                       ------------------
Kathleen McGinnis                                      Date
Code Compliance Officer
BISYS Fund Services

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that the undersigned Trustee of THE VICTORY VARIABLE INSURANCE FUNDS, a Delaware business trust, (the "Trust"), constitutes and appoints Carl Frischling and Jay G. Baris my true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities as a trustee of the Trust, to sign for me and in my name in the appropriate capacity, any and all Registration Statements on Form N-1A of the Trust under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), any and all Pre-Effective Amendments to any Registration Statement of the Trust, any and all Post-Effective Amendments to said Registration Statements, any and all Registration Statements on Form N-14, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, and that have been approved by the Board of Trustees of the Trust or by the appropriate officers of the Trust, acting in good faith and in a manner they reasonably believe to be in the best interests of the Trust, upon the advice of counsel, such approval to be conclusively evidenced by their execution thereof, to comply with the provisions of the Securities Act and the 1940 Act, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.



Witness my hand on this 3rd day of April, 2000.




                                               /s/ Frankie D. Hughes
                                        ----------------------------------------
                                               Frankie D. Hughes